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                               OFFER TO EXCHANGE
                             FIRST MORTGAGE BONDS,
                      SERIES EEE, 6.65%, DUE JUNE 15, 2006
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                FOR ANY AND ALL OUTSTANDING FIRST MORTGAGE BONDS
                      SERIES EEE, 6.65%, DUE JUNE 15, 2006
                                       OF
                                PSI ENERGY, INC.

To Registered Holders and The Depository
  Trust Company Participants:

    We are enclosing herewith the materials listed below relating to the offer by PSI Energy, Inc., an Indiana corporation (the "Company"), to exchange its First Mortgage Bonds, Series EEE, 6.65%, Due June 15, 2006 (the "New Bonds"), pursuant to an offering registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding First Mortgage Bonds, Series EEE, 6.65%, Due June 15, 2006 (the "Old Bonds") upon the terms and subject to the conditions set forth in the Company's
Prospectus, dated October   , 2001, and the related Letter of Transmittal (which
together constitute the "Exchange Offer").

    Enclosed herewith are copies of the following documents:

    1.  Prospectus dated October   , 2001;

    2.  Letter of Transmittal;

    3.  Notice of Guaranteed Delivery;

    4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

    5. Letter which may be sent to your clients for whose account you hold Old Bonds in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER   , 2001, UNLESS
EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Old Bonds being tendered.

    Pursuant to the Letter of Transmittal, each holder of Old Bonds will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any New Bonds to be received by it are being acquired in the ordinary course of its business and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Bonds. If the tendering holder is a broker-dealer that will receive New Bonds for its own account in exchange for Old Bonds, you will represent on behalf of such broker-dealer that the Old Bonds to be exchanged for the New Bonds were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Bonds, such broker-dealer is not deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

    The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owner(s) of the Old Bonds for you to make the foregoing representations.

    The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Bonds pursuant to
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the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Bonds to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

    Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          LASALLE BANK NATIONAL ASSOCIATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PSI ENERGY, INC. OR LASALLE BANK NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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